SCHEDULE 14A INFORMATION

               INFORMATION REQUIRED IN THE PROXY STATEMENT

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]      Preliminary Proxy Statement      [_]      Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[_]      Definitive Proxy Statement

[_]      Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            EUROWEB INTERNATION CORP.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


(1)     Title of each class of securities to which transaction applies:

         ______________________________________________________________________


(2)     Aggregate number of securities to which transaction applies:

         _______________________________________________________________________


(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ______________________________________________________________________


(4)     Proposed maximum aggregate value of transaction:

         _______________________________________________________________________


(5)     Total fee paid:

         _______________________________________________________________________

[_]     Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)      Amount Previously Paid:

         _______________________________________________________________________


(2)      Form, Schedule or Registration Statement No.:

         _______________________________________________________________________

(3)      Filing Party:

         _______________________________________________________________________

(4)      Date Filed:

         _______________________________________________________________________

EUROWEB INTERNATIONAL CORP.
                                              EuroWeb Internet Szolgaltato Rt.
445 Park Avenue, New York NY  10022        H-1122 Budapest, Varosmajor u. 13
Tel: (212) 758-9870, Fax: (212) 758-9896            1535 Budapest, Hungary
                                                      Tel: (+36 1) 22 44 000
                                                      Fax: (+36 1) 22 44 100
------------------------------------------------------------------------------
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Dear Stockholders:


              You are cordially invited to attend a special meeting of stockholders of Euroweb International Corp. The Special Meeting will be held at 2:00 P.M. (New York time), on August 30, 2001 at the offices of Cohen & Cohen, at 445 Park Avenue, 15th Floor, New York, New York 10022. Enclosed are the official notice of this meeting, a proxy statement and a form of proxy.

              As described in the enclosed proxy statement, we have been notified by the Nasdaq Stock Market that our common stock would be delisted from the Nasdaq SmallCap Market if the share price of our common stock continues to trade below $1.00 per share. We intend to apply to Nasdaq for a hearing if necessary, and the de-listing will be stayed during the hearing period.

Accordingly, in an effort to increase our share price above $1.00, our board of directors has approved an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding shares of common stock. At the special meeting, you will be asked to consider and vote on this amendment effecting the reverse stock split. If the reverse stock split is approved, every five (5) shares of issued and outstanding common stock will be exchanged for one (1) new share of common stock.

              You are urged to read the accompanying proxy statement, which provides you with a description of the terms of the reverse stock split, including the reasons why the reverse stock split is being recommended and the results of its implementation.

              Our Board of Directors has determined that the reverse stock split is in the best interests of Euroweb International Corp., and its stockholders and has unanimously approved the amendment to our Certificate of Incorporation which would effect the reverse stock split. The board unanimously recommends that you vote "FOR" the proposal to approve and adopt the amendment and the reverse stock split.

              It is very important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. Executed proxy cards with no instructions indicated thereon will be voted for approval and adoption of the amendment.

              Please do not send any of your stock certificates at this time. If the amendment is approved and the reverse stock split is consummated, we will send you a letter explaining the procedures for exchanging your shares for new shares.




                                          By Order of the Board of Directors,


                                         -----------------------
                                          Frank R. Cohen
                                          Chairman of the Board
New York, New York
August 10, 2001

EUROWEB INTERNATIONAL CORP.
                                              EuroWeb Internet Szolgaltato Rt.
445 Park Avenue, New York NY  10022        H-1122 Budapest, Varosmajor u. 13
Tel: (212) 758-9870, Fax: (212) 758-9896            1535 Budapest, Hungary
                                                      Tel: (+36 1) 22 44 000
                                                      Fax: (+36 1) 22 44 100
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                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                                 TO BE HELD ON AUGUST 30, 2001

TO THE STOCKHOLDERS OF EUROWEB INTERNATIONAL CORP.:

NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders (the "Meeting") of EuroWeb International Corp., a Delaware corporation (the "Company"), will be held at 2:00 P.M. (New York time), on August 30, 2001 at the offices of Cohen & Cohen, at 445 Park Avenue, 15th Floor, New York, New York 10022:

1. To consider and vote upon an amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse stock split of all issued and outstanding shares of the Company's common stock; and;

2. To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     The Proxy Statement accompanying this Notice provides detailed information concerning the matters to be considered and acted upon at the Special Meeting. Please read it carefully.

     The Board of Directors of the Company unanimously recommends that the Shareholders vote in favor of the proposal for the amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse stock split of all issued and outstanding shares of the Company's common stock.

     The Board of Directors has fixed August 1, 2001 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Only holders of record of the Company's common stock, par value $.001 per share ("Common Stock"), at the close of business on the Record Date are entitled to vote on all matters coming before the Meeting or at any adjournment or postponement thereof. A complete list of stockholders of record entitled to vote at the Meeting will be maintained in the Company's offices at 445 Park Avenue, New York, New York 10022, for ten days prior to the Meeting.

     Whether or not you plan to attend the Meeting in person, please mark, execute, date and return the enclosed proxy in the envelope provided (which requires no postage if mailed within the United States). Should you attend the Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.

                     By Order of the Board of Directors,



                                 ---------------------
                                 Frank R. Cohen
                                 Chairman of the Board
New York, New York
August 10, 2001

EUROWEB INTERNATIONAL CORP.
                                              EuroWeb Internet Szolgaltato Rt.
445 Park Avenue, New York NY  10022        H-1122 Budapest, Varosmajor u. 13
Tel: (212) 758-9870, Fax: (212) 758-9896            1535 Budapest, Hungary
                                                      Tel: (+36 1) 22 44 000
                                                      Fax: (+36 1) 22 44 100
------------------------------------------------------------------------------
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                                                       August 10, 2001

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                                 PROXY STATEMENT
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                        A SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 30, 2001

                                  INTRODUCTION

           This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of EuroWeb International Corp. (the "Company") to be used at the Special Meeting of Stockholders of the Company to be held at 2 P.M. New York time, on August 30, 2001 at the offices of Cohen & Cohen, at 445 Park Avenue, 15th Floor, New York, New York 10022, or at any adjournments or postponements thereof (the "Meeting"). This Proxy Statement and the accompanying Notice of Special Meeting and form of proxy are first being sent or given to stockholders on or about August 10, 2001.

           At the Meeting, the stockholders of the Company are being asked: (i) To consider and vote upon an amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse stock split of all issued and outstanding shares of the Company's common stock; and (ii) To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof. The Board of Directors is not aware of any other business to come before the Meeting.

VOTING RIGHTS AND PROXY INFORMATION

              This proxy statement and accompanying proxy card will be first mailed to stockholders on or about August 10, 2001.

              This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, telegraph, fax or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to our stockholders.

           All shares of common stock, par value $.001 per share, of the Company (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse stock split of all issued and outstanding shares of the Company's common stock. The Company does not know of any matters, other than as described in the Notice of Special Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment. Proxies should not be sent by the stockholder to the Company, but to Automatic Data Processing, Inc. - Investor Communication Services, at 51 Mercedes Way, Edgewood, New York 11717.

           A proxy delivered pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by (i) filing with the Chairman of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Chairman of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Frank R. Cohen, Chairman of the Board, EuroWeb International Corp., 445 Park Avenue, New York, New York 10022.

VOTE REQUIRED FOR APPROVAL

     The quorum required for the transaction of business at all meetings is 35% of all issued and outstanding shares entitled to vote. The affirmative vote of a majority of all of the shares of the Common Stock entitled to vote on the reverse stock split proposal is required to authorize the proposed amendment to the Company's Certificate of Incorporation and the one-for-five reverse stock split. Thus, any abstentions, "broker non-votes" (shares held by brokers or nominees as to which they have no discretionary authority to vote on a particular matter and have received no instructions from the beneficial owners or persons entitled to vote thereon), or other limited proxies will have the effect of a vote against amending the Company's Certificate of Incorporation to implement the one-for-five reverse stock split. Votes cast at the Special Meeting will be tabulated by the persons appointed by the Company to act as inspectors for the Special Meeting.

     KPN Telecom B.V., a Netherlands limited liability company ("KPN") is the beneficial owner of approximately 52% of the outstanding voting power of the Company's shares. Accordingly, KPN has the power to approve the amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse stock split of all issued and outstanding shares of the Company's common stock. KPN has indicated that it will vote its shares in accordance with the recommendations of the Board of Directors.

     YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS SET FORTH HEREIN. ACCORDINGLY, THE BOARD RECOMMENDS A VOTE FOR THE amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse stock split of all issued and outstanding shares of the Company's common stock AND To transact such other business as may properly come before the Meeting and any adjournment or postponement thereof.

VOTING SECURITIES

     August 1, 2001 has been set as the record date (the "Record Date") for determining stockholders entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were outstanding 23,350,682 shares of publicly owned common stock, and 853,399 treasury shares which are owned by the Company and are not to entitled to vote at the Stockholders Meeting. Each holder of outstanding shares is entitled to one vote per share.


               PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION
                  TO EFFECT A ONE-FOR-FIVE REVERSE STOCK SPLIT

Introduction

              The Board of Directors has unanimously adopted a resolution approving, declaring advisable and recommending to the stockholders for their approval, an amendment to the Certificate of Incorporation authorizing a five for one stock combination (reverse stock split) of the shares of common stock issued and outstanding.

              The form of the proposed amendment to effect the reverse stock split is attached hereto as Appendix A (which we refer to as the Certificate of Amendment). The Certificate of Amendment will effect a one-for-five reverse stock split of the shares of common stock issued and outstanding, but will not change the number of authorized shares of common stock or preferred stock, or the par value of common stock or preferred stock.

              We are submitting the proposal to you, the shareholders, for approval. The proposed reverse stock split will take effect, if at all, after it is approved by you and after we file a Certificate of Amendment, in the form attached hereto as Appendix A, with the Secretary of State of the State of Delaware. We expect that, if the proposal is approved by you, the Certificate of Amendment will be filed promptly following the Special Meeting.

Purpose of Reverse Stock Split

         The proposed one-for-five reverse stock split has been approved by the Board of Directors to reduce the number of issued and outstanding shares of the Common Stock in order to increase the trading price of such shares on the Nasdaq SmallCap Market. The Board took this action because the Common Stock has failed, for more than 30 consecutive days, to maintain the $1.00 minimum bid price required by Nasdaq Marketplace Rule 4310(c)(4) (the "Rule").

         On July 6, 2001, Nasdaq formally notified the Company of its failure to comply with the Rule. Pursuant to Nasdaq Marketplace Rule 4310(c)(8)(b), Nasdaq has given the Company 90 calendar days, or until October 4, 2001, to regain compliance with the Rule. If the minimum bid price for the Company's Common Stock is at least $1.00 for at least ten consecutive trading days prior to October 4, 2001, the Company will be deemed to have regained compliance with the Rule.

         However, Nasdaq has notified the Company that, if it is unable to demonstrate compliance with the Rule on or before October 4, 2001, the Company's Common Stock will be delisted from the Nasdaq SmallCap Market at the opening of business on October 5, 2001. This automatic delisting will be temporarily stayed if the Company requests a hearing before the Nasdaq Listing Qualifications Panel (the "Panel") before the close of business on October 4, 2001. If the Company does not regain compliance with the Rule before October 4, 2001, the Company intends to request a hearing before the Panel and request a stay of the delisting of the Common Stock pending shareholder approval and implementation of the proposed reverse stock split.

         If the Common Stock is delisted from the Nasdaq SmallCap Market, trading in the Common Stock, if any, would have to be conducted in the non-Nasdaq over-the-counter market (also known as the pink sheet market). In such an event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock.

         In addition, if the Common Stock were to become delisted from trading on the Nasdaq SmallCap Market and the trading price were to remain below $5.00 per share, trading in the Common Stock may also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosures by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions). The additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in the Common Stock, which could severely limit the market liquidity of the stock and the ability of investors to trade the Common Stock.

         While there can be no assurance, the Board of Directors believes that the proposed one-for-five reverse stock split, if approved, will result in an increase in the minimum bid price of the Common Stock to above the $1.00 per share minimum bid requirement mandated by the Nasdaq continued listing requirements and help enable the Common Stock to continue to trade on the Nasdaq SmallCap Market.

         Accordingly, the Board of Directors is asking that the shareholders approve the proposed amendment to the Company's Certificate of Incorporation to effectuate a one-for-five reverse stock split of the Common Stock. A vote in favor of Proposal One (the "Reverse Stock Split Proposal") will be a vote for approval of the proposed one-for-five reverse stock split and for granting authority to the Board of Directors to effectuate the reverse stock split.

         The Board of Directors has determined that the Reverse Stock Split Proposal is advisable and in the best interests of the shareholders and unanimously recommends that the shareholders vote "for" the Reverse Stock Split Proposal.

Effects of Reverse Stock Split

         A reverse stock split is a reduction in the number of outstanding shares of a corporation's common stock, which is accomplished by the corporation calling in all the outstanding common stock shares and reissuing a proportionately fewer number of shares. For example, if our Board of Directors implements the proposed one-for-five reverse stock split, then someone holding 500 shares of the Common Stock would receive 100 shares of the Common Stock in exchange for such shares. This will also result in an increase in the number of authorized but unissued shares of the Common Stock. However, each shareholder's proportionate ownership of the issued and outstanding shares of the Common Stock would remain the same, except for minor changes which may result from the provisions of the Reverse Stock Split Proposal, as described below, which require the rounding of any resulting fractional shares up to the nearest whole share.

         The primary purpose of the proposed one-for-five reverse stock split is to combine the issued and outstanding shares of the Common Stock into a smaller number of shares so that the shares of the Common Stock will trade at a higher price per share than their recent trading prices.

         The reverse stock split, if implemented, may reduce the number of round lot shareholders (round lot shareholders are holders of 100 shares or more of the Common Stock) of the Company's Common Stock. The Nasdaq SmallCap Market Continued Listing Requirements also require that the Company have at least 300 round lot shareholders to maintain its Nasdaq SmallCap listing. While there can be no assurance, based upon information currently available to the Company from its transfer agent, the Company does not believe that the implementation of the reverse stock split will result in there being less than 300 round lot holders of the Common Stock.

         Finally, the reverse stock split, if implemented, will affect the outstanding stock options and warrants of the Company issued by the Company which contain anti-dilution provisions. All of the Company's stock option plans include provisions requiring proportionate adjustments to the number of shares covered by, and the exercise prices of, outstanding options granted under said plans, in the event of a reverse stock split. For example, in a one-for-five reverse stock split, each of the outstanding options would thereafter evidence the right to purchase that number of shares of the Common Stock following the reverse stock split equal to 25% of the shares of the Common Stock previously covered by the options (with fractional shares rounded up to the nearest whole share) and the exercise price per share would be four times the previous exercise price. Similar adjustments would also be made to all warrants issued by the Company and outstanding on the effective date of the reverse stock split.

No Fractional Shares

          In order that the Company may avoid the expense and inconvenience of issuing and transferring fractional shares of the Common Stock as a result of the reverse stock split, we will round any fractional shares resulting from the reverse stock split up to the nearest whole share. This means that shareholders who would otherwise be entitled to receive a fractional share of the Common Stock following the reverse stock split will receive an extra whole share in lieu thereof. For example, if any shareholder owns, in total, 99 shares, that shareholder's shares would be converted into 20 shares if the proposed reverse stock split is implemented.

Implementation of Reverse Stock Split

         If the shareholders approve the Reverse Stock Split Proposal, the Board would direct management of the Company, as soon thereafter as is practicable, to file an Amendment to the Company's Certificate of Incorporation, substantially in the form attached hereto as Appendix A, with the Secretary of State of the State of Delaware (the "Reverse Split Amendment"). The Reverse Split Amendment specifies that, on the effective date specified in the Reverse Split Amendment, each of the issued and outstanding shares of the Common Stock would automatically be combined and converted into one-fifth of a share of the Common Stock.

Reasons for Reverse Stock Split:  Advantages

         The Board of Directors believes that a reverse stock split is desirable for the following reasons:

         o If shares of the Common Stock continue to trade below $1.00 per share, the Common Stock will be delisted from the Nasdaq SmallCap Market. Delisting could decrease the marketability, liquidity and transparency of the Common Stock which could, in turn, further depress our stock price). Our Board believes that the anticipated increase in the market price per share resulting from a reverse stock split will lift the price of the Common Stock above the $1.00 minimum bid threshold that currently threatens our continued listing on Nasdaq.

         o The anticipated increase in the per share market price of the Common Stock may also enhance the acceptability of the Common Stock by the financial community and the investing public.

         o Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of the policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stock economically unattractive to brokers. The expected increase in the per share price of the Common Stock may help alleviate some of such problems.

         o In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales prices than the commission on a relatively higher priced issue. A reverse stock split could result in a price level for the Common Stock that may reduce, to some extent, the effect of these policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock.

        o The increase in the portion of the Company's authorized shares of Common Stock that would be unissued after the reverse stock split is effectuated could be used for any proper corporate purpose approved by the Board of Directors. The increased number of authorized but unissued shares of Common Stock will provide the Company with additional flexibility to issue additional shares in connection with future financings or other transactions. However, the Board of Directors does not currently have any plans to utilize the increase in the number of the authorized but unissued shares of the Common
Stock that would result from approval and implementation of the proposed reverse stock split. The following table sets forth the approximate effects of the proposed reverse stock split on the authorized and the outstanding shares of the Common Stock and the number of shares of the Common Stock that will be available for issuance after implementation of the proposed reverse stock split (without considering any additional decrease in available shares that may result from rounding up fractional shares):

                                   Prior to Reverse        After 1-For-5
                                    Stock Split           Reverse Stock Split
                                  -----------------       -------------------

Authorized Shares of Common Stock       60,000,000             60,000,000

Authorized Shares of Preferred Stock     5,000,000              5,000,000

Outstanding Shares of Common Stock      23,350,682              4,670,136

Outstanding Shares of Preferred Stock      0                            0

Common Shares Available for Issuance     36,649,318            55,329,864

              Our common stock is currently registered under Section 12(g) of the Exchange Act, and as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act and we have no present intention of terminating its registration under the Exchange Act in order to become a "private" company.

              The reverse stock split will not affect the number of authorized shares. Accordingly, the reverse stock split will have the effect of creating additional authorized and unreserved shares of our common stock. We have no current plans to issue these shares. However, these shares may be used by us for general corporate purposes.


Reasons Against Reverse Stock Split:  Disadvantages

              Even though the Board of Directors believes that the potential advantages of a reverse stock split outweigh any disadvantages that might result, the following are the possible disadvantages of a reverse stock split:

o Even though a reverse stock split, by itself, does not impact a company's assets or prospects, because we cannot predict the market's reaction, a reverse stock split could result in a decrease in our aggregate market capitalization. Our board of Directors, however, believes that this risk is offset by the prospect that the reverse stock split will improve the likelihood that we will be able to maintain Nasdaq SmallCap Market listing and may, by increasing the per share bid price, make an investment in our common stock more attractive for certain investors. There can be no assurance, however, that approval of the reverse stock split will succeed in raising the bid price of our common stock above $1.00 per share, or that a bid price of $1.00, if achieved, would be maintained, or that even if the Nasdaq's minimum bid price requirements were satisfied, our common stock would not be delisted by the Nasdaq for other reasons.

         o Despite the potential increase in liquidity discussed above, the reduced number of shares resulting from a reverse stock split could adversely affect the liquidity of the Common Stock.

         o A reverse stock split may leave certain shareholders with one or more "odd lots" of the Common Stock (stock holdings in amounts of less than 100 shares). These odd lots may be more difficult to sell than shares in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the reverse stock split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by shareholders selling odd lots created by the reverse stock split.

        o Because a reverse stock split would result in an increased number of authorized but unissued shares of the Common Stock, it may be construed as having an anti-takeover effect, although neither the Board of Directors nor the Company's management views this proposal in that perspective. However, the Board of Directors could use this increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of the Company by, for example, privately placing shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. Shares of the Common Stock could also be issued to a holder that would thereafter have sufficient voting power to assure than any proposal to amend or repeal the Company's by-laws or certain provisions of the Company's Certificate of corporation would not receive the requisite vote. Such uses of the Common Stock could render more difficult, or discourage, an attempt to acquire control of the Company if such transaction were opposed by the Board of Directors.

         o Further, the increased number of authorized but unissued shares of the Common Stock could be issued by the Board of Directors without further shareholder approval, which could result in further dilution to the holders of the Common Stock.

Exchange of Stock Certificates

         If the reverse stock split is implemented, the Company's shareholders will be required to exchange their stock certificates for new certificates representing the new, post-split shares of the Common Stock. Shareholders of record at the effective time of the reverse stock split will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by the Company's transfer agent.

         Shareholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. Shareholders should not submit any certificates until requested to do so.

         As soon as practicable after the effective time of the reverse stock split, the transfer agent will send a letter of transmittal to each shareholder advising such holder of the procedure for surrendering stock certificates in exchange for new certificates representing the ownership of the new shares of the Common Stock. No certificates representing fractional shares will be issued. Instead, any fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

         Until they have surrendered their stock certificates for exchange, shareholders will not be entitled to received any dividends or other distributions that may be declared and payable to holders of record of the new shares of the Common Stock. Upon the surrender of certificates representing shares of the Common Stock issued and outstanding prior to the reverse stock split, certificates representing the new, post-split shares of the Common Stock, together with any such withheld dividends or other distributions, without interest, will be delivered.

         Any shareholder whose certificate for the Common Stock has been lost, destroyed or stolen will be entitled to issuance of a certificate representing the new, post-split shares of the Common Stock into which such shares will have been converted upon compliance with such requirements as we and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

Form of Certificate of Amendment to Certificate of Incorporation

         The form of the Reverse Stock Split Amendment to the Certificate of Incorporation is included as Appendix A to this Proxy Statement.

Federal Income Tax Consequences

         The following summary of the federal income tax consequences of a reverse stock split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment of a shareholder may vary depending upon the particular facts and circumstances of such shareholder, and the discussion below may not address all the tax consequences for a particular shareholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, each shareholder should consult his or her tax advisor to determine the particular tax consequences to him or her of a reverse stock split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

         Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of the Common Stock will be the same as the adjusted basis of the Common Stock exchanged for such new shares. The holding period of the new, post-split shares of the Common Stock resulting from implementation of the reverse stock split will include the shareholder's respective holding periods for the pre-split shares of the Common Stock exchanged for the new shares. This treatment should also apply with respect to additional shares received for fractional shares.

No Dissenters' Rights

         The holders of shares of the Common Stock have no dissenters' rights of appraisal under Delaware law, the Company's Certificate of Incorporation or the Company's by-laws with respect to the proposed Amendment to the Company's Certificate of Incorporation or the one-for-five reverse stock split.

OTHER INFORMATION

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                     The following table sets forth information with respect to the beneficial ownership of the Common Stock as of the Record Date by (i) each person known by the Company to own beneficially more than 5% of the outstanding Common Stock; (ii) each director of the Company; and
(iii) all executive officers and directors as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment powers with respect to all outstanding shares of Common Stock beneficially owned by it or him as set forth opposite its or his name.

                                  Shares
Name and Address              Beneficially Owned (1)    Percent Owned (1)
----------------------------- ------------------        ----------------

KPN Telecom B.V.                   12,305,066(2)          52.70%
Maanplein 5
The Hague, The Netherlands

Frank R. Cohen                     525,000 (3)            2.25%
445 Park Avenue
New York, NY 10022

Robert Genova                      608,000 (4)            2.60%
227 Route 206, Unit 11
Flanders, NJ 07836

Csaba Toro                         485,000(5)             2.08%
1122 Budapest
Varosmajor utca 13
Hungary

Marten Pieters(6)                       0                    0
KPN Telecom B.V.
Maanplein 5
The Hague, The Netherlands
                                        0                    0
Rob van Vliet(6) KPN Telecom B.V.
Maanplein 5
The Hague, The Netherlands
All Officers and Directors as a    1,618,000              6.93%
Group (5 Persons)

----------------------------
(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated, subject to community property laws, where applicable. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within 60 days after the Record Date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on the Record Date, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

 (2)       Information included within a Schedule 13D dated February 24,
           2000 and filed with the Securities and Exchange Commission, in which
           Schedule 13D, KPN Telecom B.V. ("KPN"), the Reporting Person under the Schedule 13D, states that KPN, in addition to this number of shares of Common Stock beneficially owned, also holds 2,774,082 shares of Common Stock pursuant to an option, that is exercisable at a purchase price of $1.38 per share upon exercise by a third party of an option or warrant for an identical number of shares of the Company's Common Stock so as to preserve KPN's majority interest in the Company, as specified in the Option Agreement, dated November 19, 1999 and amended by the Amended and Restated Agreement of December 13, 1999. In a press conference held on March 26, 2001, Paul Smits, Chairman of the Board of KPN, stated that, in connection with focusing on a smaller core of markets and reducing debt, KPN intended to sell its interests in a number of companies, including its interest in Euroweb, and that discussions were under way with several seriously interested parties.
 (3) Includes 515,000 shares of Common Stock issuable upon exercise of currently exercisable options: 100,000 shares at $1.00 per share pursuant to Mr. Cohen's September 1998 employment contract; 315,000 shares at $2.00 per share pursuant to an April 1999 modification to his employment contract; and 70,000 shares at $1.25 per share and 30,000 shares at $1.625 per share pursuant to the Company's 1993 Stock Option Plan.
(4) Includes 470,000 shares of Common Stock issuable upon exercise of currently exercisable options: 70,000 shares at $1.00 per share pursuant to Mr. Genova's September 1998 employment contract; 370,000 shares at $2.00 per share pursuant to an April 1999 modification to his employment contract; and 30,000 shares at $1.625 pursuant to the Company's 1993 Stock Option Plan.
(5) Includes 485,000 shares of Common Stock issuable upon exercise of currently exercisable options: 100,000 shares at $1.00 per share pursuant to Mr. Toro's September 1998 employment agreement; 315,000 shares at $2.00 per share pursuant to an April 1999 modification to his employment agreement; 50,000 shares at $2.00 per share granted pursuant to a prior consulting agreement, and 20,000 shares at $1.50 pursuant to the Company's 1993 Stock Option Plan.
(6) Representative of KPN Telecom B.V. For share ownership of KPN Telecom B.V., see above in this table.




                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be considered at the 2001 Special Meeting of Stockholders must be received at the principal executive offices of the Company no later than August 23, 2001. Such proposals may be included in the next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

         In accordance with Rule 14a-4(c) promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the holders of proxies solicited by the Board of Directors in connection with the 2001 Special Meeting of Shareholders may vote such proxies in their discretion on certain matters as more fully described in such rule, including without limitation on any matter coming before the meeting as to which the Company does not have notice on or before August 23, 2001.


                              COSTS OF SOLICITATION

         The entire cost of soliciting proxies will be borne by Euroweb International Corp. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of stock, and reimbursement for expenses may be made. Proxies may be solicited in person or by telephone or telegraph by directors, officers or regular employees of Euroweb International Corp., none of whom will receive additional compensation therefore.

                      MANNER IN WHICH PROXIES WILL BE VOTED

         All properly executed proxies received by the Board of Directors will be voted. The Board proposes to vote all such proxies, unless otherwise directed, for the approval of the proposed one-for- five reverse stock split. The Board knows of no other matters which may be presented for action at the meeting. However, if any other matter properly comes before the meeting, the proxy holders will vote in accordance with their best judgment on such matter.

         Stockholders are urged to vote, sign and return the enclosed form of proxy promptly in the enclosed envelope.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse stock split of all issued and outstanding shares of the Company's common stock.


                   OTHER BUSINESS

     The Board of Directors is not aware of any matter other than the matters described above to be presented for action at the Meeting. However, if any other proper items of business should come before the Meeting, it is the intention of the person or persons acting under the enclosed form of proxy to vote in accordance with their best judgment on such matters.






                       By Order of the Board of Directors




                                ------------------------
                                    Frank R. Cohen
                                    Chairman of the Board





Dated: August 10, 2001
New York, New York

                                   APPENDIX A
                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           EUROWEB INTERNATIONAL CORP.

TO:           THE SECRETARY OF STATE
              STATE OF DELAWARE

         Pursuant to the provisions of Section 242 of the Delaware General Corporation Law, this Certificate of Amendment is being filed in order to amend the Certificate of Incorporation of EUROWEB INTERNATIONAL CORP., a Delaware corporation (the "Corporation"), as set forth below:

         1. The name of the corporation is EUROWEB INTERNATIONAL CORP.

         2. The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby further amended to effect a one share for five shares reverse stock split of the Company's issued and outstanding shares of common stock, par value $0.001 per share.

     3. Article Fourth of the Certificate of Incorporation is hereby amended by adding a last paragraph. The new article will read in its entirety as follows:

                     "FOURTH: The total number of shares of all classes of stock which the corporation is authorized to issue is sixty five million (65,000,000), consisting of five million (5,000,000) shares of preferred stock, par value one-tenth of one cent ($.001) per share (the"Preferred Stock"), and sixty million (60,000,000) shares of common stock, par value one-tenth of one cent ($.001) per share (the"Common Stock").

                     Each issued and outstanding share of Common Stock shall entitle the holder of record thereof to one vote.

                     The Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of Preferred Stock will be identical except as to the date of issue and the date from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, the designations, preferences, and the relative, participating, optional or mandatory rights to redemption, conversion or exchange or other special qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

                     The redemption or acquisition by this corporation of any shares of its Preferred Stock, shall not be deemed to reduce the authorized number of shares of Preferred Stock of this corporation. Any shares of the corporation's Preferred Stock redeemed, retired, purchased or otherwise acquired (including shares acquired by conversion) shall be canceled and shall assume the status of authorized but unissued Preferred Stock in the same manner as if the shares had never been issued as shares of any series of Preferred Stock and be undesignated as to future series.

                     Simultaneously with the effective date of this Certificate of Amendment, each five shares of Common Stock issued and outstanding immediately prior to the effective date of the filing of this Certificate of Amendment to the corporation's Certificate of Incorporation is hereby reclassified and changed into one fully paid and nonassessable share of Common Stock, $0.001 par value, of the Corporation, and each holder of record of a certificate for five or more shares of Common Stock as of the close of business on the effective date of the filing of this amendment to the Corporation's Certificate of Incorporation shall be entitled to receive, as soon as practicable, upon surrender of such certificate, a certificate or certificates representing one share of Common Stock for each five shares of Common Stock represented by the certificate of such holder, and any fractional shares resulting will be rounded up to the next whole share. Until such time as the certificates representing the Common Stock to be reverse split pursuant hereto shall have been surrendered, the certificates representing the Common Stock shall represent the shares of Common Stock issuable upon the reverse stock split of such Common Stock."

           4. That thereafter, pursuant to resolution of its Board of Directors, a meeting of the Stockholders of said corporation was duly called and held, upon notice in accordance with section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

           5. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242(b) of the General Corporation Law of the State of Delaware.

           6.  The amendment shall be effective upon the filing hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the ___th day of August, 2001.




                        EUROWEB INTERNATIONAL CORP.

                        By:


                         ----------------------------------
                                 Frank R. Cohen
                             Chairman of the Board

                           EUROWEB INTERNATIONAL CORP.
                  SPECIAL MEETING OF STOCKHOLDERS - TO BE HELD
                                 August 30, 2001
                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                               BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints ROBERT GENOVA and FRANK R. COHEN, and each of them, with full power of substitution in each, as proxies for the undersigned, to represent the undersigned and to vote all the shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Special Meeting of Stockholders (the "Meeting") to be held on August 30, 2001, at 2:00 P.M., local time, at the offices of Cohen and Cohen, Attorneys, 445 Park Avenue, 15th Floor, New York, New York 10022, or at any adjournments or postponements thereof.

     Should the undersigned be present and elect to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" the amendment to the Company's Certificate of Incorporation to effect a one-for-five reverse stock split of all issued and outstanding shares of the Company's common stock.

     (1)  To consider and vote upon an amendment to the Company's
Certificate of Incorporation to effect a one-for-five reverse stock split of all issued and outstanding shares of the Company's common stock.

   FOR |_|          ABSTAIN |_|                       AGAINST|_|


     (2) In his discretion, the Proxy is authorized to vote upon such other business, as may properly come before the meeting.

     The shares represented by this proxy will be voted as directed by the stockholder, but if no instructions are specified, this proxy will be voted for the election of the Board nominees and for the listed proposals. If any other business is presented at the Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

     The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Special Meeting and accompanying Proxy Statement relating to the Meeting.

     NOTE: PLEASE MARK, DATE AND SIGN AS YOUR NAME(S) APPEAR(S) HEREON AND RETURN IN THE ENCLOSED ENVELOPE. IF ACTING AS AN EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH SHAREHOLDER SHOULD SIGN.



 Signature (Please sign within the box)[ ________ ] DATE:  _______, 2001

 Signature (Joint owners)               [_________] DATE:  _______, 2001